Exhibit 10.21

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE
CELGENE CORPORATION 2008 STOCK INCENTIVE PLAN

(Amended & Restated as of June 17, 2009)

(for US employees)

THIS AGREEMENT (the “Agreement”), is made as of [                ] (the “Grant Date”), by and between Celgene Corporation, a Delaware corporation (the “Company”) and [                ] (the “Participant”).  Capitalized terms in this Agreement that are not defined shall have the meaning set forth in the Celgene Corporation 2008 Stock Incentive Plan, as amended and restated as of June 17, 2009 and as further amended (the “Plan”).

WHEREAS, the Plan is administered by the Compensation Committee of the Board of Directors of the Company (“Board”), or such other committee or subcommittee appointed from time to time by the Board (the “Committee”);

WHEREAS, Section 3.2 of the Plan authorizes the Committee to grant Other Stock-Based Awards to Eligible Employees;

WHEREAS, Section 9.1 of the Plan provides that Other Stock-Based Awards include restricted stock units payable in shares of Common Stock of the Company (“Restricted Stock Units”); and

WHEREAS, the Committee has designated the Participant as an Eligible Employee.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Award Grant. Subject to the restrictions and other conditions set forth in the Plan and this Agreement, the Committee, on the Grant Date,  authorized this grant of [                ] Restricted Stock Units ([                ]) to the Participant (the “Award”).

2.             Vesting.

(a)           The Award shall vest in full on the earliest of the date of (i) the Participant’s death; (ii) the Participant’s becoming Disabled; (iii) in accordance with Section 13.1(c) of the Plan, the Participant’s involuntary Termination of Employment without Cause at any time during the two (2) year period commencing on a Change in Control; or (iv) as follows provided that, the Participant has not had a Termination of Employment at any time prior to the Vesting Date:

Vesting Date	Number of RSUs Vesting
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

(b)           There shall be no proportionate or partial vesting of the Award prior to the Vesting Dates.

(c)           If all or a portion of the Award is not vested on the date of the Participant’s Termination of Employment, the unvested portion of the Award shall be automatically forfeited in its entirety as of the date of such Termination of Employment.

(d)           Consistent with the definition of “Termination of Employment” set forth in Section 2.38 of the Plan, a Termination of Employment shall not be deemed to occur hereunder until the later of (x) the date of the termination of the Participant’s employment with the Company and its Affiliates or (y) the termination of any period during which the Participant provides consulting services to the Company or its Affiliates.

3.             Payment Date. Subject to the terms of this Agreement and the Plan, the Participant shall receive one share of Common Stock with respect to each vested Restricted Stock Unit subject to the Award within thirty (30) days of the Vesting Date (the “Payment Date”).

4.             Dividend Equivalents.  Cash dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and will be held uninvested and without interest.  The Participant’s right to receive any such cash dividends shall vest if and when the related Restricted Stock Unit vests, and such cash dividends shall be paid in cash to the Participant if and when the related Restricted Stock Unit is paid to the Participant.  Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to the Participant.  The Participant’s right to receive any such stock dividends shall vest if and when the related Restricted Stock Unit vests, and such stock dividends shall be paid in stock to the Participant if and when the related Restricted Stock Unit is paid to the Participant.

5.             Rights as a Stockholder.  The Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Award unless and until the Participant has become the holder of record of such shares of Common Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in this Agreement or the Plan

6.             Restrictions on Transfer.  The Award, and no part thereof, may not be sold,

pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

7.             Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

8.             Amendment.  To the extent applicable, the Participant hereby agrees that the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (“Code Section 409A”), or any other applicable law and may otherwise amend, suspend or terminate this Agreement subject to the terms of the Plan.  Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

9.             Securities Representations.  The grant of the Award and issuance of shares of Common Stock upon settlement of the Award shall be subject to, and in compliance with, all applicable requirements of federal, state or foreign securities law.  No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which such shares may then be listed.  As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation.

The shares of Common Stock are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.  The participant acknowledges, represents and warrants that:

(a)           He or she has been advised that he or she may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on his or her representations set forth in this section.

(b)           If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register the shares (or to file a “re-offer prospectus”).

(c)           If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, he or she understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sales of the shares of Common Stock may be made only in limited amounts in accordance with such terms and conditions.

10.          Legend.  The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 10.

11.          Not an Agreement of Employment.  Neither the execution of this Agreement nor the grant of the Award constitute an agreement by the Company to engage or continue to engage the Participant as an employee of the Company for any period.

12.          Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company of any personal data information related to the Award, for legitimate business purposes (including, without limitation, the administration of the Plan) out of the Participant’s home country and including to countries with less data protection than the data protection provided by the Participant’s home country.  This authorization/consent is freely given by the Participant.

13.          Withholding Taxes.  Prior to the delivery of shares of Common Stock to the Participant under this Agreement, the Company shall deduct any Federal, state or local taxes required by law to be withheld by reducing the number of Shares otherwise deliverable. Any fraction of Shares required to satisfy such tax obligations shall also be reduced.

14.          Section 409A.  Although the Company does not guarantee the tax treatment of any payments under this Agreement, the intent of the parties is that payments under this Agreement be exempt from, or comply with Code Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted in accordance with the foregoing.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Participant as a result of Code Section 409A or any damages for failing to comply with Code Section 409A.  All amounts payable hereunder intend to satisfy the short-term deferral exception in Treas. Reg. §1.409A-1(b)(4) and are therefore not subject to Code Section 409A.  Whenever a payment under this Agreement may be paid within a specified period, the actual date of payment within the specified period shall be within the Company’s sole discretion.

15.          Miscellaneous.

(a)           This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees.  The Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), provided that any successor assumes the Company’s obligations under this Agreement.  Notwithstanding the foregoing, the Participant may not assign this Agreement.

(b)           This Agreement may be executed in one or more counterparts, including via facsimile, each of which shall constitute an original copy, and all of which taken together shall constitute one contract.

(c)           The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(d)           The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(e)           This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.

NO ACQUIRED RIGHTS.

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT: (A) THE COMPANY MAY TERMINATE OR AMEND THE PLAN AT ANY TIME; (B) THE AWARD OF RESTRICTED STOCK UNITS MADE UNDER THIS AGREEMENT IS COMPLETELY INDEPENDENT OF ANY OTHER AWARD OR GRANT AND IS MADE AT THE SOLE DISCRETION OF THE COMPANY; AND (C) NO PAST GRANTS OR AWARDS (INCLUDING, WITHOUT LIMITATION, THE RESTRICTED STOCK UNITS AWARDED HEREUNDER) GIVE THE PARTICIPANT ANY RIGHT TO ANY GRANTS OR AWARDS IN THE FUTURE WHATSOEVER.

This agreement will or may be electronically accepted.  Your electronic signature indicates your agreement to comply with the Plan, this agreement and all applicable laws and regulations.

CELGENE CORPORATION

THIS DOCUMENT CONSTITUTES A PART OF A PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933.